FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of April 20, 2010, to the Fund Administration Servicing Agreement, dated as of September 12, 2007 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of Geneva Advisors All Cap Growth Fund (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement and to add a series; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit A
to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Fund Names

 Name of Series                                                                                                                                                             Date Added

Geneva Advisors All Cap Growth Fund                                                                                                                     on or after September 28, 2007
Geneva Advisors Equity Income Fund                                                                                                                        on or after April 20, 2010

Amended Exhibit B
to the
Fund Administration Servicing Agreement – Trust for Professional Managers
Geneva

Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES FEE SCHEDULE at April 30, 2010
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
        __ basis points on the first $__ million
        __ basis points on the next $___million
        __ basis points on the balance
Minimum annual fee:  $____ per fund

International/Global Funds
Annual Fee Based Upon Market Value Per Fund*
__ basis points on the first $___ million
__ basis points on the next $___ million
__ basis points on the next $___ million
__ basis points on the balance
Minimum annual fee:  $____ per fund

Advisor Information Source Web Portal
▪  $___ /fund per month
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed
SEC §15(c) Reporting
▪  $____ /fund per report – first class
▪  $___ /additional class report
Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).
Additional Services
Available but not included above are the following services – multiple classes, legal administration, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By:  /s/ Thomas W. Ulrich

Printed Name and Title: Thomas W. Ulrich, Principal

Date:  April 20, 201010

Amended Exhibit B (continued) to the
Fund Administration Servicing Agreement – Trust for Professional Managers
Geneva

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at April 30, 2010
Multiple Classes
Add the following for each class beyond the first class: (Waived per Fund (not complex) until assets reach
$__ million.  Only apply to the Fund(s) that surpasses the $__ million threshold.)
▪  __ basis point at each level
▪  $_____ /class minimum
Additional Legal Services
▪  Subsequent new fund launch – $___ /project
▪  Subsequent new share class launch – $____ /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements
Daily Pre- and Post-Tax Performance Reporting
▪  Performance Service – $___ /CUSIP per month
▪  Setup – $___ /CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $___ setup /FTP site
Daily Compliance Services (Charles River)
▪  Base fee – $____ /fund per year
▪  Setup – $____ /fund group
▪  Data Feed  – $___ /security per month
Electronic Board Materials
▪  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪  Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪  Complete application, data and user security – data encryption and password protected
▪  On-line customized board materials preparation workflow
▪  Includes web-based and local/off-line versions
▪  Includes complete initial and ongoing user training
▪  Includes 24/7/365 access via toll free number
▪  Includes remote diagnostics for each user, including firewall and network issues
▪  Triple server backup / failover
Annual Fee
▪  $____ /year (includes 10 external users)
▪  $___ /year per additional user
▪  $____ implementation/setup fee

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By:  /s/ Thomas W. Ulrich

Printed Name and Title: Thomas W. Ulrich, Principal

Date:  April 20, 2010

Amended Exhibit B (continued) to the
Fund Administration Servicing Agreement – Trust for Professional Managers
Geneva

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at April 30, 2010

Annual Fees (Per Advisor Relationship/Fund)*

2010:
Geneva Advisors All Cap Growth Fund - $____
Geneva Advisors Equity Income Fund - $____

2011:
Geneva Advisors All Cap Growth Fund - $____
Geneva Advisors Equity Income Fund - $_____

2012:
Geneva Advisors All Cap Growth Fund - $____
Geneva Advisors Equity Income Fund - $_____

2013:
Subject to change based on Board review and approval

Additional Fees
▪  $____ /load fund
▪  $___ /sub-advisor per fund
▪  $TBD for non-USBFS service providers or complex securities/strategies

Out-Of-Pocket Expenses
Including but not limited to CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By:  /s/ Thomas W. Ulrich

Printed Name and Title: Thomas W. Ulrich, Principal

Date:  April 20, 2010